UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2014

Endocyte, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35050	35-1969-140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Kent Avenue, Suite A1-100, West Lafayette, Indiana	47906
_________________________________ (Address of principal executive offices)	___________ (Zip Code)

Registrant’s telephone number, including area code:	765-463-7175

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 16, 2014, the Board of Directors of Endocyte, Inc. (the “Company”) appointed Michael A. Sherman, currently the Company’s Chief Financial Officer, to the newly-created position of Chief Operating Officer of the Company. Mr. Sherman will assume responsibility for additional operational functions at the Company, and he will continue to also serve as the Chief Financial Officer of the Company. The compensatory and other arrangements between Mr. Sherman and the Company have not changed.

Mr. Sherman, age 48, has served as the Company’s Chief Financial Officer since October 2006. From December 1994 to October 2006, Mr. Sherman served in various executive roles, but most recently as Vice President of Finance and Strategic Planning from May 2004 to October 2006, of Guidant Corporation, a cardiovascular device manufacturer acquired by Boston Scientific Corporation, a medical device company, in April 2006. Mr. Sherman holds a B.A. in economics from DePauw University and an M.B.A. from the Amos Tuck School, Dartmouth College. There are no family relationships between Mr. Sherman and any director or other executive officer of the Company. There are no transactions between Mr. Sherman and the Company that would be required to be disclosed under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endocyte, Inc.

June 19, 2014	By:	/s/ Beth A. Taylor

		Name:	Beth A. Taylor
		Title:	Corporate Controller